     Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2018, relating to the consolidated financial statements of Tahoe Resources Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants
May 3, 2018
Vancouver, Canada